                                                                   EXHIBIT 10.13

                      ORDER FULFILLMENT SERVICES AGREEMENT

ORDER FULFILLMENT SERVICES AGREEMENT (this "Agreement") dated as of the seventeenth day of September 1999, by and between Keystone Fulfillment, Inc. ("Keystone"), a Delaware corporation with a principal place of business located at 101 Kindig Lane, Hanover, Pennsylvania, and Fogdog, Inc. ("Fogdog,"), a California corporation with a principal place of business located at 500 Broadway, Redwood City, California.

                              W I T N E S S E T H:

     WHEREAS, Keystone and its affiliates are engaged in the business of direct response marketing to consumers;

     WHEREAS, Fogdog is engaged in the business of the direct marketing of sporting goods (the "Fogdog Merchandise") and proposes to continue to conduct for the Term (as defined below) of this Agreement to market Fogdog Merchandise to consumers through its website(s) (the "Fogdog Business");

     WHEREAS, Fogdog proposes that Keystone provide fulfillment and other services respecting the Fogdog Business; and

     WHEREAS, subject to the terms and conditions herein contained, Keystone desires to provide such services as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter made by the parties hereto, Fogdog and Keystone agree as follows:

1.   Appointment:  Acceptance.  Subject to the terms and conditions set forth in
     ------------------------
     this Agreement, Fogdog hereby appoints Keystone to coordinate and/or perform the services described herein for the Term. Keystone hereby accepts such appointment and agrees to coordinate and/or perform such services as provided herein for the Term.

2.   Fulfillment Services.  Keystone will provide or coordinate fulfillment
     --------------------
     services to Fogdog in connection with the Fogdog, Business such services being described, and to be performed in accordance with the Performance Standards and Statement of Work set forth, in Exhibit C. Fees for these
                                                   ---------
     services are to be billed to and paid by Fogdog in accordance with the fee schedule set forth in Exhibit A attached hereto and made a part hereof.
                           ---------
     In addition, Keystone shall arrange and be responsible for payment of all costs for the procurement of insurance in an amount sufficient to cover the replacement cost of Fogdog Merchandise in the possession of Keystone at its facility. Except for shipping work performed by third-party carriers, Keystone shall remain liable for all work it outsources under this Agreement.

3.   Certain Fogdog Obligations.  Fogdog will:
     --------------------------

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     a.   pay Keystone per the fee schedule attached as Exhibit A for, and
                                                        ---------
          reimburse Keystone for all reimbursable expenses as described and at the rates indicated in Exhibit A which are incurred by Keystone in connection with, all services performed by Keystone on Fogdog's behalf;

     b. arrange for delivery of Fogdog Merchandise to Keystone's facility, in accordance with the standard vendor compliance procedures set forth in

          Exhibit B attached hereto and made a part hereof, as the same may be
          ---------
          modified from time to time by the parties;

     c.   [*]

     d. pay for all costs of stationery and packaging and other supplies required in connection with the Fogdog Business, such items to be billed by Keystone in accordance with Exhibit A;
                                                ---------

     e. arrange and pay for the disposition of any overstocks remaining unsold at the end of the Term of this Agreement, including payment of all costs of customs duties, transportation and insurance after the Term of this Agreement; and

     f. provide Keystone on or prior to the execution and delivery of this Agreement with a duly executed original Pennsylvania resale certificate and sales tax exemption certificate.

4.   Reporting:  Invoice; Right to Suspend Services for Nonpayment.  [*]
     -------------------------------------------------------------

     Keystone will provide to Fogdog a detailed statement and invoice respecting services provided by Keystone and amounts due to Keystone as provided in Exhibit A and within [*] following conclusion of the Term. Failure to
     ---------
     present a timely invoice, however, shall not affect Fogdog's obligation to pay any amount due under this Agreement. Invoiced amounts shall be payable as set forth on Exhibit A. Amounts not paid when due shall be subject to a
                     ---------
     late-payment fee of [*] or, if such rate exceeds the highest rate permitted by applicable law, the highest rate so permitted. If Fogdog fails to pay in full when due any invoice rendered by Keystone, except for amounts regarding disputed items as to which Keystone has received notification, Keystone may notify Fogdog of such failure and, if such failure is not remedied within [*] after receipt of such notice, Keystone may, without incurring any liability, suspend some or all services being provided to Fogdog until Fogdog cures such default. Such remedy shall be cumulative and not exclusive of any other remedies provided by law.

5.   Representations and Warranties.
     ------------------------------

     a. Each Party represents and warrants to the other: that it has full power and authority to enter into this Agreement and to undertake its obligations pursuant hereto; that this Agreement constitutes a valid and binding agreement of such party, enforceable in accordance with its terms (except as enforceability may be limited by creditors' rights laws and equitable remedies); that the execution,

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          delivery and performance of this Agreement do not and will not conflict with or result in a breach of or constitute a default under any provision of the charter or by-laws of such party, or give rise to any default under any material contractual obligation of such party or violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, statute, decree, determination or award having applicability to such party or any of its affiliates or its or their properties; and that it is duly qualified or licensed in all jurisdictions wherein the nature of the business conducted by it or the character or location of its properties makes such qualification or licensing necessary, except where the failure so to be qualified or licensed would not, if left unremedied, impair the other party's ability to perform its respective obligations under this Agreement.

     b. Fogdog represents and warrants to Keystone that in the conduct of the Fogdog Business as it pertains to any and all Fogdog Merchandise, and other items supplied by Fogdog or one of its vendors, Keystone handles, comes into contact with, or has possession of: Fogdog is the absolute owner of all its patents, trademarks, service marks, trademark and service mark applications, trade names, copyrights, trade secrets and other intellectual property used in its business and/or to be used in the Fogdog Business, or has, to its knowledge, and will use its best efforts to continue to have during the Term of this Agreement, all necessary authority of the corporations, partnerships and individuals whose products and services will be offered for sale in the Fogdog Business to use their patents, trademarks, service marks, trade names, trademark and service mark registrations, copyrights, trade secrets and other intellectual property for all purposes of conducting the Fogdog Business. Fogdog's Business, as it pertains to any and all Fogdog Merchandise, and other items supplied by Fogdog or one of its vendors, Keystone handles, comes into contact with, or has possession of, as conducted or as currently proposed to be conducted does not and will not, to Fogdog's knowledge after due inquiry, cause Fogdog to infringe or violate any patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary or intellectual property rights (including, without limitation, rights of privacy and publicity) of any other person or entity.

6.   Vendor.  Fogdog will be the vendor of Fogdog Merchandise to Fogdog Business
     ------
     customers. Fogdog will be responsible for any required sales tax registrations, filings and remittances. Fogdog shall provide Keystone with a schedule of all jurisdictions for which Keystone is to bill Fogdog's customers for sales and use tax pursuant to section 2(f) of this Agreement. For each jurisdiction listed, such schedule shall indicate whether the non-merchandise components (e.g. delivery charges, insurance, etc.) of Fogdog's customer billing shall be included in the tax base for calculating sales and use tax. Fogdog shall provide Keystone with a product matrix schedule, by SKU number and jurisdiction, indicating each jurisdiction in which the sales price of such SKU number shall be wholly or partially exempt from sales and use tax. For any SKU number partially exempt from sales and use tax, the limits of such exemption shall be indicated. All products not appearing on the product matrix schedule shall be included in the tax base in all jurisdictions for which Fogdog has requested Keystone to bill sales and use tax. The schedules to be provided by Fogdog in accordance with this section shall be provided to Keystone no later than thirty (30) days prior to the commencement of order processing pursuant to section 2(a) of this Agreement. Pursuant to Section 2(f) of this Agreement, Keystone shall bill Fogdog's customers for sales and use taxes for Pennsylvania and such other jurisdictions appearing on Fogdog's schedule of jurisdictions for which Keystone is to bill Fogdog's customers for sales and use tax. Sales and use taxes shall be billed at the current rate, as reported by Vertex or such other third-party national sales tax rate directory as may be used by Keystone, for the date on which orders to Fogdog's customers are received. Keystone makes no representations or warranties as to the accuracy of the information provided by Vertex or any other third-party national sales tax directory. Keystone shall amend the schedule listing the jurisdictions, products and/or other amounts billed to Fogdog's customers for which it bills sales and use taxes within thirty (30) days of receipt of a written request for an amendment from Fogdog. Keystone shall not be held responsible for the collection of sales and use taxes that are unpaid by Fogdog's customers nor for any failure to bill the proper sales and use taxes provided Keystone has complied with the provisions of this section.

7.   Compliance with Laws.  In performing its obligations under this Agreement,
     --------------------
     each party shall comply with all applicable federal, state and local laws, rules, regulations and orders.

8.   Confidentiality.  The parties (including their officers, directors,
     ---------------
     shareholders, affiliates, agents, employees, consultants, other representatives, successors, and assigns) agree that all confidential or proprietary information (the "Confidential Information"), including, without limitation, customer names, addresses and other related data and pricing, fulfillment and other operational information, received by each as a result of the project contemplated hereby, shall be maintained in strictest confidence, shall not be disclosed to anyone other than employees or agents of the respective parties whose duties require access to such information, and shall be used solely by the parties to carry out this Agreement and the transactions contemplated thereby. Keystone specifically agrees not to use for its own Purposes, or to provide to a third party, any customer or mailing lists of Fogdog that comes into its possession without the prior written consent of Fogdog,. The parties further agree that any public statements made by either party concerning this Agreement or the transactions contemplated herein, unless required by law, shall require the prior written approval of the other party. In addition, should either party be required to disclose the Confidential Information or any part of it to the Securities and Exchange Commission, the par-ties agree to cooperate with each to obtain confidential treatment of such information.

9.   Effectiveness and Termination.
     -----------------------------

     a. This Agreement shall be effective as of the date first set forth above and shall continue in full force and effect through October 1, 2001 ("the Term"), unless earlier terminated by either party upon:


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (1) if not cured within thirty (30) days following written notice thereof, the failure of the other party to comply substantially with any material provision of this Agreement, including but not limited to:

               (a)  Section 2 payment obligations and Exhibit A;
               (b)  Section 4;
               (c)  Section 5;
               (d)  Section 12;
               (e)  Exhibit C:  Merchandise Receipt Performance Standards;
               (f) Exhibit C: Collate, Printing, Picking, Packing and Shipping Performance Standards for Regular Orders;
               (g)  Exhibit C:  Inventory Shrinkage; and
               (h)  Exhibit C:  Priority Order Processing.

          (2) the commencement of any voluntary or involuntary bankruptcy, insolvency, reorganization, readjustment of debt, dissolution (except by way of merger or consolidation), liquidation of debt, or other insolvency proceeding by or against the other party;

          (3) the suspension or termination of the other party's business or the appointment of a receiver, trustee, or similar officer to take charge of a substantial part of the other party's assets;

          (4) the other party admitting in writing its inability to pay its debts when due; or

          (5) one hundred eighty (180) days' prior written notice given to the other party.

          Fogdog will pay all reasonable expenses associated with moving inventory out of Keystone's facilities should Keystone terminate this Agreement pursuant to this Section 9.

     b. Upon termination of this Agreement, if Fogdog has failed to pay any undisputed amounts due hereunder, Keystone shall have a lien against any remaining Fogdog Merchandise until payment by Fogdog of all undisputed outstanding amounts, subject to the provisions of the Uniform Commercial Code or other relevant law. Such remedy shall be cumulative and in addition to any other remedies Keystone may have in law or equity.

10.  Automatic Renewal of Agreement.  This Agreement shall be automatically
     ------------------------------
     renewed for successive two (2) year periods after the Term (each also a "Term") unless either party provides the other party with written notice at least one hundred twenty (120) days before the end of the then current Term that such party does not want to renew this Agreement.

11.  No-Hire.  Each party agrees that, during and for a period of two (2) years
     -------
     after the Term, or, if this Agreement is earlier terminated, then for the period when the Agreement is in effect and thereafter for a period of two
     (2) years from the date of the Agreement's

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     termination, neither it nor any of its affiliates or associates, directly or indirectly, will solicit with a view toward hiring any of the current officers, employees, consultants, or other representatives of the other (as officer, employee, consultant or otherwise) without obtaining the prior written consent of the other party.

12.  Indemnification; Limitation on Liability. Fogdog shall indemnify, defend
     ----------------------------------------
     and hold harmless Keystone, its officers, directors, shareholders, affiliates, agents, employees, consultants, other representatives, successors and assigns from and against any and all actions, losses, liabilities, costs, damages, claims, demands, judgments and expenses of any kind (including, without limitation, attorneys' and experts' fees, costs and expenses) (collectively, "Claims"), arising out of or incident to this Agreement, including, without limitation, Claims (a) arising out of the sale, distribution, possession or use of Fogdog Merchandise; or (b) relating to infringement by Fogdog of any patents, copyrights, trademarks, trade names, service marks, trademark or service mark registrations or expropriation of ideas, trade secrets, or other intellectual property or proprietary rights, including, without limitation, rights of privacy or publicity, as such infringement relates to any and all Fogdog Merchandise, and other items supplied by Fogdog or one of its vendors, Keystone handles, comes into contact with, or has possession of; or (c) arising out of or incident to any breach of this Agreement or any violation of law (including, without limitation, export and customs laws, rules, regulations and orders) by Fogdog or a Fogdog affiliate, associate, agent, broker, vendor or representative to the extent liability is actually incurred by Keystone; or (d) respecting sales or use taxes arising in connection with this Agreement, including, without limitation, any such tax which is or may become due in respect to customers' purchases of Fogdog Merchandise, the provision of services hereunder by Keystone, or federal, state or local income or other taxes levied on Fogdog.

     Keystone shall indemnify, defend and hold harmless Fogdog, its officers, directors, shareholders, affiliates, agents, employees, consultants, other representatives, successors and assigns from and against any and all Claims brought against it (a) by or on account of any third party arising out of or incident to the gross negligence or willful misconduct of Keystone; or
     (b) arising out of or incident to any breach of this Agreement or any violation of law (including, without limitation, export and customs laws, rules, regulations and orders) by Keystone or a Keystone affiliate, associate, agent, broker, vendor or representative to the extent liability is actually incurred by Fogdog. Except in regard to infringements of intellectual property rights as they pertain to any and all Fogdog Merchandise, and other items supplied by Fogdog or one of its vendors, Keystone handles, comes into contact with, or has possession of, each party's liability for damages under this Agreement, whether in contract, in tort or otherwise, shall not exceed in the aggregate the amount paid for the services provided by Keystone hereunder. Subject to the provisions of
     Section 19 respecting injunctive remedies for breach of the confidentiality and no-hire provisions hereof, monetary damages shall be each party's exclusive remedy against the other or any of the other's officers, directors, shareholders, affiliates, agents, employees, consultants, other representatives, successors and assigns.

     The procedure for indemnification regarding third party Claims shall be as follows: (a) The party seeking indemnification (the "Indemnified Party") will give prompt written notice to the other party (the "Indemnifying Party") of any Claim which it discovers or of which it receives notice, stating the nature, basis, and (to the extent known) amount thereof; provided, however, that failure to give prompt notice shall not jeopardize the right of the Indemnified Party to indemnification unless such failure shall have materially prejudiced the ability of the Indemnifying Party to defend such Claim. (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such Claim and, if (1) the Claim seeks solely monetary damages; (2) the Indemnifying Party confirms, in writing, its obligations hereunder to indemnify and hold harmless the Indemnified Party with respect to such Claim in its entirety; and (3) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such Claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by it and approved by the Indemnified Party, which approval shall not be unreasonably withheld. The Indemnified Party shall be entitled to participate therein after such assumption at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to dispose of such Claim and enter into any monetary compromise or settlement which is dispositive of the matters involved, provided that such settlement is paid in full and will not have any direct or indirect adverse effect upon the Indemnified Party. (c) With respect to any Claim as to which (1) the Indemnifying Party does not have the right to assume the defense, or (2) the Indemnifying Party does not exercise its right to assume the defense, the Indemnified Party shall assume and control the defense of such Claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such Claim at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses and other costs relating to such defense. The Indemnified Party shall have full rights to dispose of such Claim and enter into any monetary compromise or settlement which is dispositive of the matters involved, provided that it shall act reasonably and in good faith in doing so. (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with each other in connection with the defense, compromise, or settlement of any Claim including, without limitation, by making available to each other all pertinent information and witness within a party's control.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

13.  Force Majeure; No Consequential Damages.  In the event that either party
     ---------------------------------------
     shall be unable to perform under this Agreement because of circumstances constituting a force majeure, including, without limitation, acts of God, accident, fire, flood, explosion, the elements, strikes, embargo, sabotage, acts of war or of military authorities, civil disturbances, transportation stoppages, acts or omissions of carriers, inability to secure fuel, failures of electrical supply or communications services, acts of computer hackers, or other causes beyond its control, such party shall not be deemed to be in breach of this Agreement or liable to the other for failure to perform hereunder. None of the foregoing, however, shall excuse any failure of either party to pay money as and when due hereunder. In no case shall either party be liable to the other for any consequential, incidental or indirect losses or damages of any kind arising out of or in any way connected with this Agreement, even if such party has been advised of the possibility of such losses or damages.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

14.  Binding Effect, No Assignment.  This Agreement shall be binding upon and
     -----------------------------
     inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned or otherwise transferred by either party without the written consent of the other party, except that either party shall be permitted to assign this Agreement to any party under common control with it or to a successor in interest by way of merger, acquisition or other lawful succession without such consent unless such successor is a direct competitor of the other party. Any purported assignment or other transfer in violation of this section shall be null and void.

15.  Independent Contractors:  No Third-Party Rights.  Nothing contained in this
     -----------------------------------------------
     agreement shall be construed to give either party the power to direct or control the day-to-day activities of the other. The parties are, and in all respects of their relationship to one another and their respective performances hereunder shall be, independent contractors, and neither this Agreement nor anything herein contained shall be deemed or construed to constitute the parties as partners, joint venturers, principal and agent, co-owners or otherwise as participants in a joint or common undertaking.

16.  Modification; No Waiver; Severability.  No modification or waiver of any
     -------------------------------------
     provision of this Agreement shall be effective unless and only to the extent expressed in a mutually executed agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. Should any provision of this Agreement be determined to be void, invalid or otherwise unenforceable by any court of competent jurisdiction, such determination shall not affect the remaining provisions hereof, which shall remain in full force and effect.

17.  Governing Law; Jurisdiction.  This Agreement shall be governed by and
     ---------------------------
     construed under the laws of the State of Pennsylvania, without regard to such state's conflict of laws rules. THE PARTIES HEREBY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF PENNSYLVANIA, AND HEREBY WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN AND ANY RIGHT TO TRIAL BY JURY.

18.  Notices.  Except as otherwise provided in this Agreement, notices required
     -------
     to be given pursuant to this Agreement will be effective upon receipt (or upon rejection of receipt) when hand-delivered in writing, sent by prepaid express delivery courier, sent by first class certified mail, return receipt requested, with postage fully prepaid, or sent by facsimile followed by a confirmation letter of such delivery method, to the parties at the respective addresses and numbers below:

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     (a)  if to Keystone:

               Keystone Fulfillment, Inc.
               5022 Hollins Road
               Roanoke, VA
               Attention:    Gary Firebaugh
                             Vice President
               Telephone:  540-561-7746
               Facsimile:  540-561-7755

               With a copy to:

               Hanover Direct, Inc.
               1500 Harbor Boulevard
               Weehawken, NJ  07087
               Attention:  General Counsel
               Telephone:  201-272-3484
               Facsimile:  201-272-3495


     (b)  if to Fogdog:

               Fogdog, Inc.
               500 Broadway
               Redwood City, CA  94063
               Attention:    Mohan Komanduri
                             Director of Logistics
               Telephone:  650-980-2577
               Facsimile:  650-980-2600

               with a copy to:

               Fogdog, Inc.
               500 Broadway
               Redwood City, CA  94063
               Attention:    Pat McGovern
                             General Counsel
               Telephone:  650-980-2546
               Facsimile:  650-980-2608


19.  Survival; Injunctive Relief; Remedies Cumulative.  The confidentiality and
     ------------------------------------------------
     no-hire provisions hereof shall survive the expiration or earlier termination of this Agreement and the consummation or termination of the transactions contemplated hereby. The parties agree that the remedy at law for any breach of such provisions would be inadequate; that the injured party shall be entitled to seek injunctive relief in addition to any other remedy to which it may be entitled. Notwithstanding the expiration or earlier termination of this

     Agreement neither party hereto shall be released from any liability or obligation hereunder (whether in the nature of indemnification or otherwise) which has already accrued as of the time of such expiration or termination or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination. The remedies provided herein are cumulative and not exclusive of any other remedies that a party may have in law or equity.

20.  Entire Agreement; Counterparts.  With respect to the matters contemplated
     ------------------------------
     herein, this Agreement constitutes the entire understanding between the parties and supersedes all prior oral and written communications, negotiations, understandings and agreements between such parties in relation to the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement.

21.  Number and Gender.  Whenever appropriate in this Agreement, terms in the
     -----------------
     singular number shall include the plural (and vice versa) and each gender form shall include all others.

22.  Headings.  Section headings contained in this Agreement are for reference
     --------
     purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

23.  Drafting.  This Agreement shall be treated as an agreement that was jointly
     --------
     drafted by all parties signing it and shall not be read against any particular drafter of the Agreement or any provision therein.

24.  Attorneys' Fees and Litigation Expenses.  In the event that any legal
     ---------------------------------------
     proceeding concerning the validity, enforcement or interpretation of the provisions of this Agreement is instituted, the prevailing party in such proceeding shall be entitled to recover its reasonable attorneys' fees and other litigation expenses incurred in such proceeding, in addition to any other relief to which it may be entitled, from the losing party.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

KEYSTONE FULFILLMENT, INC.



By: /s/ Gary A. Firebaugh
   -----------------------------------
Name:  Gary A. Firebaugh
Title:  Vice President, Marketing

FOGDOG, INC.

By: /s/ Timothy Harrington
   -----------------------------------
Name: Timothy Harrington
     ---------------------------------
Title: CEO
      --------------------------------

                                   Exhibit A

                                Schedule of Fees


[*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                           Orders/month


[*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


[*]

[*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   Exhibit B

                     Standard Vendor Compliance Procedures

     Packaging

Vendors are expected to deliver merchandise in prepackaged units exactly as they are to be sold to the customer. All items require packaging that will protect them during distribution, storage, handling and shipping. There are four package formats that are acceptable to Keystone:

     Polybags
     --------

     Non-fragile items can be packaged in individual, fully vented polybags labeled with the Fogdog item number. Multiple items of the same item number may be packed into a master carton. Polybags are appropriate for small items which will not easily break during handling and for textile items.

     Boxes
     -----

     Items may be packaged in a retail box made from kraft board or corrugated boxes. This may be appropriate for non-fragile items or where there is sufficient inner protection to prevent damage from shock or vibration. If the product is exposed, or the item may fall out of the package during conveyance, a polybag, shrink film or over-box must be used. These items must be delivered in a master carton.

     Protective Packaging
     --------------------

     Items which can easily break must have protection sufficient to withstand the normal distribution handling and shipping environment.

     Ship-Alone Packaging
     ---------------------

     Items that are greater than 23 inches in length or weigh more than 30 pounds must be packaged in mailable containers. These items will be sent directly to the customer and will not be over-boxed.

     Master Cartons
     --------------

     Items less than 23 inches in length or less than 30 pounds should be in master cartons. The master carton size should not exceed 36"L x 26"W x 20"H, nor exceed 50 pounds. Each master carton must contain only one Fogdog item number.

     Labeling

     Individual Unit Label
     ---------------------

     Each individual selling unit must have an identification label. The label must show the Fogdog item number and the country of origin. This does not necessarily need to be externally marked.

     Master Carton Labeling
     ----------------------

     Each master carton must have the following information clearly marked or labeled on the outside of the carton:

     .  Fogdog
     .  Fogdog Item Number
     .  Purchase Order Number
     .  Color
     .  Quantity
     .  Case Number ___ of ____
     .  Made in:
     .  Destination

     Shipping Requirements

     Advance Shipping Notification (ASN)
     -----------------------------------

     All inbound shipments must be scheduled through the Traffic Department using an ASN. This must be faxed to the Traffic Department at (717) 633-3202 at least 3 days before shipping. The Traffic Department will return the form within 24 hours with a Request Number. Questions about ASNs should be directed to the Traffic Coordinator at (717) 633-3276.

     Loading the Truck
     -----------------

     The truck must be loaded by purchase order and then by item number within that purchase order.

     Packing List
     ------------

     A detailed packing list must accompany each shipment and should be attached to the last container/pallet loaded in the trailer. There should be one packing list for each purchase order shipped.

     Routing Guide

For inbound shipments arriving at Keystone with collect freight terms, the carriers shown in this routing guide should be used. Other carriers may be used if agreed to in writing by Keystone before shipments are originated.

     Shipments weighing under 125 pounds:
     -----------------------------------

     Use RPS.  Call (800) 762-3725 for instructions or supplies

     Shipments weighing between 125 pounds and 4,999 pounds and occupying less
     -------------------------------------------------------------------------
     than 1/3 of a 48 foot trailer:
     -----------------------------

     Use the carrier shown in the chart following this section.

     Shipments weighing between 5,000 pounds or more and/or occupying more than
     --------------------------------------------------------------------------
     1/3 of a 48 foot trailer:
     ------------------------

     Call the Traffic Coordinator at (717) 633-3276 to schedule merchandise pickup.

     Items not complying with the requirements contained in this Exhibit may be prepped or re-worked by Keystone at the expense of Fogdog at the sole discretion of Keystone.

     Shipments weighing between 125 pounds and 4,999 pounds and occupying less
     -------------------------------------------------------------------------
     than 1/3 of a 48 foot trailer should be shipped by the carrier shown for
     ------------------------------------------------------------------------
     the origin state in this table:
     ------------------------------

State                   Carrier
-----                   -------
AL                      Roadway                  NM              Roadway
AR                      Roadway                  NV              Roadway
AZ                      Roadway                  NY              Overnite
CA                      Roadway                  OH              Roadway
CO                      Roadway                  OR              Roadway
CT                      Overnite                 PA              Overnite
DC                      Overnite                 RI              Overnite
DE                      Overnite                 SC              Overnite
FL                      Roadway                  SD              Roadway
GA                      Roadway                  TN              Roadway
IA                      Roadway                  TX              Roadway
ID                      Roadway                  UT              Roadway
IL                      Roadway                  VA              Overnite
IN                      Roadway                  VT              Roadway
KS                      Roadway                  WA              Roadway
KY                      Roadway                  WI              Roadway
LA                      Roadway                  WV              Overnite
MA                      Overnite                 WY              Roadway
MD                      Overnite
ME                      Overnite
MI                      Roadway
MN                      Roadway
MO                      Roadway
MS                      Roadway
MT                      Roadway
NC                      Overnite
ND                      Roadway
NE                      Roadway
NH                      Overnite
NJ                      Overnite

                                   Exhibit C

        Keystone Services, Performance Standards, and Statement of Work



     OVERALL SCOPE

     Fogdog will receive orders via the Internet. Fogdog will authorize credit cards and transmit orders to Keystone Fulfillment, Inc. (KFI). KFI will pick, pack and ship the orders. KFI will prepare and send to Fogdog a file for shipped orders, including delivery-tracking information. Fogdog will bill the credit cards and resolve declines and charge backs from the bank. KFI will transmit the inventory snapshot and inventory transaction files to Fogdog at least once per day.

     Fogdog will transmit to KFI item numbers, purchase orders and vendor information. KFI will update Fogdog with an order status file at least twice per work day (actual frequency to be agreed upon by KFI and Fogdog).

     Interfaces and System Setup

     Work will begin on September 15, 1999 to develop system interfaces and setup an account on the KFI system. Programming will be performed by Fogdog so files sent to KFI comply with the formats contained in Exhibit G of this agreement for purchase order, item, vendor and order files. KFI will perform programming so files sent to Fogdog meet the formats contained in Exhibit G of this agreement for order status and inventory status.

     Shipment of products to Fogdog customers will begin no later than October 11, 1999.

     Information Set Up

     Fogdog will transfer to KFI item, purchase order, and vendor files.

     Forecasting

     Fogdog will make every attempt to provide a daily forecast for receipts, shipments, gift box units and gift wrapping units, within [*] of actual numbers in order for KFI to meet standards. Fogdog will have this forecast to KFI by 5 PM Eastern Standard Time on each Monday for the week beginning three weeks later. If actuals fall outside of the [*] KFI will not be bound to the performance standards contained in this agreement but will do everything within reason to meet these standards.

     If actuals are over [*] of the forecast, the account executive will call for an operational overview with both KFI and Fogdog representatives. The purpose of this overview will be to determine the best short-term operational plan to work out of the backlog situation.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     If actuals fall below [*] of the forecast, Fogdog will pay KFI the equivalent of the charge for receiving, shipping, gift boxing, and gift wrapping, [*] of the forecasted orders or units respectively.

     Merchandise Receipt

     Fogdog's vendors will follow vendor compliance guidelines contained in this Agreement, including providing KFI with advance shipping notification. KFI will receive and enter into inventory all items meeting purchase order requirements and not requiring prep within one business day. KFI will provide a 10% basic inspection at the piece level for product identification and count verification.

     Receipts requiring sortation into one sku per carton, will be available for sale 2 business days after arrival at KFI's facility. Multi-sku receipts with inner packs that will withstand the rigors of material handling within the warehouse will be available for sale one business day after arrival at KFI's facility.

     For item(s) not meeting purchase order requirements, a problem order manual log will be generated and contact made to Fogdog to resolve incoming problems within one business day.

     At Fogdog's request, KFI will provide kitting services.

     Quality Inspection

     Any merchandise requiring additional quality control and/or prep work must be approved by Fogdog in advance of work performed.

     Merchandise Storage

     Fogdog's inventory will be stored solely in KFI's Kindig Lane facility, unless Fogdog authorizes Keystone in writing to store Fogdog's inventory off-site, and will be segregated from other active and reserve Keystone inventory.

     Merchandise will be stored in a clean, climate controlled space that offers reasonable protection from temperature and water damage and includes functioning sprinklers. In addition, for items identified by Fogdog as "high value", a secure storage area with limited access will be used.

     Order Origination

     Customers will place orders through the Internet. The inventory snapshot and transaction files will be transmitted once per day by KFI to Fogdog and will be used to calculate availability at the time of order. Fogdog will authorize the order, check for frauds, and create a file with the customer's name, address, product number, and quantity. KFI will initiate a file transfer to its system at least twice per work day (actual frequency to be agreed upon by KFI and Fogdog)

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     KFI will, at a frequency to be agreed upon by KFI and Fogdog, but not less than twice each work day, transmit files to Fogdog to update inventory and order status information, including cancellations.


     COLLATE PRINTING, PICKING, PACKING, AND SHIPPING

     Regular Orders

     All items available for picking (excluding back orders) are released on a collate to the distribution center for shipping at the conclusion of the order run. [*] of all in stock, non-damaged non-problem orders transmitted to KFI prior to the midday order processing run, up to [*] of the Fogdog forecast mentioned above, will be shipped on the same day. If less than [*] of all in stock, non-damaged, non-problem orders transmitted to KFI prior to the midday order processing run, up to [*] of the Fogdog forecast mentioned above, are not shipped the same day, KFI will upgrade its shipping services, and bear the costs of such upgrades, to bring the orders up to the [*] level as follows: 1) UPS Ground to UPS 3-day select; 2) UPS 3-day select to UPS 2nd day air; 3) UPS 2nd day air to UPS next day air; 4) USPS parcel post to USPS Priority Mail; 5) USPS Priority Mail to USPS Express Mail Service. 100% of the orders carried over will be shipped by the end of the next business day. (During high volume periods, as determined by Keystone in its sole discretion, Keystone will use reasonable efforts to implement weekend and evening schedules to maintain this standard.)

     QUALITY ASSURANCE

     On a weekly basis, outbound order accuracy and order presentation will be at minimum [*].

     If outbound order accuracy is at or above [*] at the order level for a given week, Fogdog and KFI will share equally the cost of return postage and shipping charges for replacement items required to correct the outbound order accuracy errors. If outbound order accuracy is below [*], the parties shall share equally the cost of return postage and shipping charges for replacement items required to correct the first [*] and thereafter KFI will bear the entire cost of return postage and shipping charges for replacement items required to correct the outbound order accuracy errors.

     Outbound order accuracy is measured by the following criteria: (1) correct item(s) in the package; (2) presence of gift boxing and/or gift wrapping per Fogdog instructions; and (3) sufficient dunnage to protect item(s) during shipping. Order presentation is defined as correct inserts, labeling and/or other package appearance work per Fogdog instructions.

     Distribution

     Distribution will receive the collates (packing slips) at the conclusion of each order run. KFI will pick, pack and ship the order, using a label bearing Fogdog's name and logo as specified by Fogdog, together with the return address specified by Fogdog. Products will

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     be shipped using Fogdog's designated carrier(s). Orders shipped via UPS will ship under a Fogdog designated UPS Shipper Number and account. The completed shipment record and tracking information will be transmitted to Fogdog via the order status file. Fogdog will bill the customer and credit Fogdog's bank account.

     Credit Card Processing and Charge Backs

     After the order is shipped, KFI will send the shipment confirmation file to Fogdog. Fogdog will process the billing of the credit cards.

     Returns

     Customer returns, including credit card credits, will be processed by Fogdog at its facility. Items to be returned to inventory will be sent by Fogdog to KFI and processed as new receipts.

     Order Cancellations

     Fogdog will cancel orders in its system if the file has not been transferred to KFI. Once orders have been transferred to KFI, orders can be canceled before they are released to the Distribution Center. If orders have progressed beyond the cancellation point, Fogdog can contact the account executive and reasonable efforts will be made by KFI to manually track down the orders in the warehouse. KFI will notify Fogdog whether or not KFI was able to locate and cancel the orders.

     Inventory Shrinkage

     KFI will be responsible for inventory accuracy at these levels:

     .  [*] in aggregate as determined by physical inventory
     . [*] in aggregate on 12 week cycle counts after adjustments made for active recounts

     If there is shrinkage above these levels, KFI will pay the cost to replace those goods.

     Priority Order Processing

     All priority orders, up to a maximum of [*] per day, received by KFI prior to 3:00 p.m. Eastern Standard Time will be shipped that same day.

     Reports

     The reports referred to in Exhibit E of this agreement will be available to Fogdog at daily, weekly and/or monthly frequencies as requested in writing by Fogdog.

     Inventory

     KFI will conduct cycle counting of the reserve storage for a complete turnover every 12 weeks. An annual physical inventory is also available with two months' written notice.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     Return to Vendor and other Inventory Handling

     KFI will destock and return to Fogdog, its vendor(s) or other Fogdog designated parties, as the case may be, any rejected or overstock Fogdog Merchandise at Fogdog's discretion and at Fogdog's expense.

     Keystone Inserts

     KFI will not include any inserts relating to KFI in any order without the prior written consent of Fogdog.

     Certain Definitions: "Business day," for all purposes of Keystone Standards and the Direct Marketing Services Agreement to which this is attached, shall mean Monday through Friday except any day that is a United States national holiday.

                                   Exhibit D

                   Keystone Account Executive Job Description


Reports To:  Vice President Operations of Keystone

     SUMMARY

     Provides and leverages service to Fogdog for the purpose of meeting contractual obligations and generating additional business by performing the following duties.

     ESSENTIAL DUTIES AND RESPONSIBILITIES include the following. Other duties may be assigned.

     . Develops strong working relationships with companies doing business with Fogdog.

     .  Provides required reports for Fogdog as specified in this Agreement.

     . Works with companies doing business with Fogdog to identify and communicate marketing projections related to orders, receipts, returns or other data that will affect service levels to customer service and fulfillment management teams.

     . Monitors and communicates attainment of contractual performance standards to Fogdog's customer service and fulfillment operations, making recommendations for improvements as necessary.

     . Provides Fogdog with information and advice on the best methods to use to improve throughput and cost.

     .  Works with all operating divisions to set up new Fogdog accounts.

     . Schedules meetings and tours for companies doing or potentially doing business with Fogdog.

     .  Conducts off-line or on-line research to resolve customer problems.

     .  Assures compliance with pertinent laws and regulations.

     . Position will require hours outside of normal schedule and may involve periodic overnight travel.

     . Insures that staff has required resources and equipment to perform their duties.

     SUPERVISORY RESPONSIBILITIES: The Account Executive will directly supervise 1 to 2 Assistant Account Executives. The Account Executive will carry out supervisory responsibilities in accordance with Keystone's policies and applicable laws.

     Responsibilities include interviewing, hiring, and training employees; planning, assigning and directing work; appraising performance; rewarding and disciplining employees; addressing complaints and resolving problems.

     QUALIFICATIONS: To perform this job successfully, the Account Executive must be able to perform each essential duty satisfactorily. The requirements listed below are representative of the knowledge, skill, and/or ability required. Reasonable accommodations may be made to enable individuals with disabilities to perform the essential functions.

     EDUCATION and/or EXPERIENCE: Associate's Degree (A.A.) or equivalent from two-year college or technical school; or six months to one year related experience and/or training; or equivalent combination of education and experience.

     LANGUAGE SKILLS: Ability to read, analyze, and interpret general business periodicals, professional journals, technical procedures, or governmental regulations. Ability to write reports, business correspondence and procedure manuals. Ability to effectively present information and respond to questions from groups of managers, Fogdog representatives, customers, and the general public.

     MATHEMATICAL SKILLS: Ability to add, subtract, multiply, and divide in all units of measure, using whole numbers, common fractions, and decimals. Ability to compute rate, ratio, and percentages and to draw and interpret bar graphs.

     REASONING ABILITY: Ability to define problems, collect data, establish facts, and draw valid conclusions. Ability to interpret an extensive variety of technical instructions in mathematical or diagram form and deal with several abstract and concrete variables. Ability to manage multiple projects and priorities.

     COMPUTER KNOWLEDGE: Experience with Microsoft Office Suite products including Word, Exchange and Excel. Ability to create business correspondence in Word and Exchange. Ability to create spreadsheets in Excel using simple calculations and equations. Knowledge of PowerPoint is a plus. Experience in MACS, Lawson, PowerPoint or other software common to Keystone/Hanover Direct is a plus.

     PHYSICAL DEMANDS: The physical demands described here are representative of those that must be met by the Account Executive to successfully perform the essential functions of this job. Reasonable accommodations may be made to enable individuals with disabilities to perform the essential functions.

     While performing the duties of this job, the Account Executive is regularly required to sit and talk and/or listen. The Account Executive frequently is required to stand; use hands to finger, handle, or feel; and reach with hands and arms. The Account Executive is occasionally required to walk and stoop, kneel, crouch or crawl. The Account Executive must occasionally lift and/or move up to 25 pounds.

                                   Exhibit E

                       Standard System Reporting Listing


     Actual Offer Page Analysis
     --------------------------
     Daily Demand
     ------------
     Daily Return
     ------------
     Inventory Value Report
     ----------------------
     Items by Location
     -----------------
     Key History Analysis
     --------------------
     Key History II
     --------------
     Order Fill Rate Analysis
     ------------------------
     Out of Stock Report
     -------------------
     Product Forecast Report
     -----------------------
     Product Return By Date Range
     ----------------------------
     Product Sales By Source
     -----------------------
     Purchase Order Analysis
     -----------------------
     Receiving Recap
     ---------------
     Sales By How Paid Date
     ----------------------
     Shipped Sales By Catalog
     ------------------------
     Shipped Sales By Division
     -------------------------
     Summary Backorder Report
     ------------------------
     Ticket Receiving
     ----------------
     Where It Is
     ------------

                                   Exhibit F

             1994 Q4 and Year 2000 Order Volume and SKU Projections


The following information reflects Fogdog's projected SKU and order volumes for product fulfilled through Keystone.

SKU and order information for October 1999 through December 1999:
----------------------------------------------------------------

     Average daily orders: [*] by December 1999
     Peak daily orders: [*] (first week of December)
     SKU's: [*] (Approximate breakdown: 30% apparel, 30% footwear, 30% large hardgoods, and 10% small accessories)


     SKU and order information for the year 2000:

          Annual order volume: [*]
          SKU's :  growing to [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.